EXHIBIT 4.1(d)

                        THIRD AMENDMENT TO LOAN AGREEMENT


      THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "AMENDMENT") is made and entered into as of October 22, 1999 by and among INNOVATIVE VALVE TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"); each of the Lenders which is or may from time to time become a party to the Loan Agreement (as defined below) (individually, a "LENDER" and, collectively, the "LENDERS") and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (previously known as Texas Commerce Bank National Association), acting as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

                                    RECITALS

      A. The Borrower, the Lenders and the Agent executed and delivered that certain Loan Agreement dated as of July 7, 1998; said Loan Agreement, as amended, supplemented and restated, is herein called the "LOAN AGREEMENT". Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to it in the Loan Agreement.

      B. The Borrower, the Lenders and the Agent desire to amend the Loan Agreement in certain respects.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent do hereby agree as follows:

SECTION 1.        AMENDMENTS TO LOAN AGREEMENT.

      (a) The following definitions set forth in SECTION 1.1 of the Loan Agreement are hereby amended to read in their entireties as follows:

            BORROWING BASE means, for any period, an amount determined as follows:

            (i) 80% of the aggregate amount of all Eligible Accounts of Borrower and its Subsidiaries (other than Foreign Subsidiaries) shown on the most recent Borrowing Base Certificate delivered pursuant to SECTION 7.2 hereof, PLUS

            (ii) 50% of the aggregate amount of all Eligible Inventory (determined at the lower of cost or market on a consistent basis) of Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shown on the financial statements of Borrower and its Subsidiaries as of the Most Recent Financial Statement Date; PROVIDED that the amount calculated pursuant to this CLAUSE (II) shall not exceed 50% of the Borrowing Base, PLUS

            (iii) 80% of the WIP of Borrower and its Subsidiaries, PLUS
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            (iv)  the Stationary Term Loan Balance, PLUS

            (v) the Over/Under Advance Amount.

            In the absence of the applicable Borrowing Base Certificate, Agent shall determine the Borrowing Base from time to time in its reasonable discretion, taking into account all information reasonably available to it, and the Borrowing Base from time to time so determined shall be the Borrowing Base for all purposes of this Agreement until the applicable Borrowing Base Certificate, in Proper Form, is furnished to and accepted by Agent.

            ELIGIBLE ACCOUNTS shall mean, as at any date of determination thereof, each Account of Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) which is subject to a Lien created by any Security Document and on which Agent shall have a first-priority perfected Lien (subject only to Permitted Liens) which is at said date payable to Borrower or any such Subsidiary and which complies with the following requirements: (a) (i) the subject goods have been sold to an account debtor on an absolute sale basis on open account and not on consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement and no material part of the subject goods has been returned, rejected, lost or damaged, and (ii) the Account is stated to be payable in Dollars and is not evidenced by chattel paper or an instrument of any kind (unless Agent has a perfected first priority Lien (subject only to Permitted Liens) on such chattel paper or instrument) and said account debtor is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind; (b) the account debtor must be located in the United States; (c) it is a valid obligation of the account debtor thereunder and is not subject to any offset or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder; (d) it is subject to no Lien whatsoever, except for the Liens created or permitted pursuant to the Loan Documents; (e) to the extent applicable, it is evidenced by an invoice submitted to the account debtor in timely fashion and in the normal course of business; (f) it has not remained unpaid beyond 90 days after the date of the invoice; (g) it does not arise out of transactions with an employee, officer, agent, director or stockholder of Borrower or any of its Subsidiaries or any Affiliate of Borrower or any of its Subsidiaries, and (h) each of the representations and warranties set forth in the Security Documents executed by Borrower and its Subsidiaries with respect thereto is true and correct in all material respects on such date. In the event of any dispute under the foregoing criteria, about whether an Account is or has ceased to be an Eligible Account, the decision of Agent, made in good faith, shall be conclusive and binding, absent manifest error.

            MAXIMUM REVOLVING LOAN AVAILABLE AMOUNT means, at any date, an amount equal to the least of (i) $72,750,000 until October 31, 1999 and $76,000,000 thereafter (as such amounts may be adjusted from time to time by the

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      Majority Lenders), (ii) the aggregate of the Revolving Loan Commitments or
      (iii) the then effective Borrowing Base.

            OVER/UNDER ADVANCE AMOUNT means $5,650,000.

            REVOLVING LOAN MATURITY DATE means the maturity of the Notes, January 31, 2000.

            STATIONARY TERM LOAN BALANCE means $35,000,000, as such amount may be reduced in accordance with SECTIONS 2.1, 2.3, 3.2(B)(1) and 8.5 hereof.

      (b) The following definitions are hereby added to the Loan Agreement:

            AGGREGATE ESTIMATED INCREMENTAL WIP means, as of any date, the sum of the Estimated Incremental WIP for each Week since the Most Recent Financial Statement Date; Aggregate Estimated
      Incremental WIP may be positive or negative.

            BASE WIP means the work in process of Borrower and its Subsidiaries as reflected in the most recent financial statements of Borrower delivered to the Agent.

            ESTIMATED INCREMENTAL WIP means, for each Week, the difference of
      (a) the product of 4.17 times the direct labor costs incurred by Borrower and its Subsidiaries during such Week minus (b) 70.5% of the Eligible Accounts of Borrower and its Subsidiaries issued during such Week; Estimated Incremental WIP may be positive or negative.

            MOST RECENT FINANCIAL STATEMENT DATE means the date of the most recent financial statements of Borrower and its Subsidiaries delivered to the Agent.

            WEEK means the week ending on any Friday (or, if such Friday is not a Business Day, on the immediately preceding Thursday); but if a Week would otherwise include the Most Recent Financial Statement Date, then such Week shall include only the period from such Most Recent Financial Statement Date to the end of such Week.

            WIP means, on any date, the Base WIP plus the Aggregate Estimated Incremental WIP.

      (c) SECTION 3.2(B)(2)(II) of the Loan Agreement is hereby deleted, and no prior breach thereof shall be a Default or an Event of Default or justify the exercise of any remedy under the Loan Documents.

      (d) SECTION 7.2(F) of the Loan Agreement is hereby amended to read in its entirety as follows:

            (f) By 4:30 p.m., Houston time, of each Monday (or, if such Monday is not a Business Day, of the immediately following Tuesday) during the term hereof, a Borrowing Base Certificate as at the last day of immediately preceding Week, together with such supporting information as Agent may reasonably request;

      (e) SECTION 9.1(L) of the Loan Agreement is hereby amended, and there is hereby added to the Loan Agreement a new SECTION 9.1(M), to read in their entirety as follows:

            (l)   CHANGE OF CONTROL - there  should  occur any Change of
      Control; or

            (m) SCHEDULE - any of the events scheduled to occur after November 12, 1999 in the "Transaction Timing" which was part of the "Discussion Materials Prepared For The Invatec Bank Syndicate" dated October 18, 1999 fails to occur by the date specified therein for such event.

      (f) EXHIBIT J to the Loan Agreement (Borrowing Base Certificate) is hereby amended to read in its entirety as set forth on EXHIBIT J hereto.

      SECTION 2. SUSPENSION OR WAIVER OF CERTAIN COVENANTS. The covenants of the Borrower contained in Sections 6.19 ("Year 2000"); 7.2(o) (real estate evaluations and machinery and equipment appraisals); 7.3(a)(i) and (iv) ("Consolidated EBITDA"), and 7.13 ("Turnaround Consultant") of the Loan Agreement are hereby suspended until January 31, 2000; that is, the breach of any of such covenants, whether such breach occurred before or occurs after the date of this Agreement, does not and will not constitute a Default or an Event of Default unless the same is continuing on January 31, 2000. The Borrower represents that the Capital Expenditures of the Borrower and its Subsidiaries for the calendar quarter ending September 30, 1999 aggregated an amount greater than $625,000 but less than $640,000; the Lenders hereby waive compliance with
Section 8.12 ("Capital Expenditures") of the Loan Agreement for such calendar quarter (but such waiver shall not be effective (x) if the Capital Expenditures for such quarter exceeded $640,000 or (y) for any other calendar quarter).

       SECTION 3. FIRST AMENDMENT. Section 3 of the Amendment to Loan Agreement dated as of March 21, 1999 among the Borrower, the Lenders and the Agent, as heretofore amended and supplemented (the "FIRST AMENDMENT"), is hereby amended to provide that the fees described therein shall now be due and payable in full on the Revolving Loan Maturity Date; PROVIDED that if (a) the unpaid principal of and accrued interest on the Notes are paid in full; (b) the Borrower provides Cover for all then-outstanding Letters of Credit; (c) all of the Revolving Loan Commitments are terminated; (d) the Borrower pays all amounts due under Section
11.3 of the Loan Agreement, including the fees and expenses of counsels to the Agent and of PricewaterhouseCoopers, LLP for services rendered to the Agent, and
(e) the Loan Agreement is terminated and released (except (1) those provisions of the Loan Agreement relating to Letters of Credit, if any Letter of Credit is then outstanding, and (2) those provisions of the Loan Agreement which will survive termination of the Loan Agreement in accordance with its terms; each of the Borrower, the Lenders and the Agent agrees that it will enter into a Loan Document, in Proper Form, releasing the Borrower and its Subsidiaries from all claims of the Lenders and the Agent under or relating to the Loan Documents [other than such surviving provisions] upon such termination and release), in each case before the Revolving Loan Maturity Date, then (x) such fees shall be reduced to zero and (y) each Approving Lender (as defined in the First Amendment) agrees that it will return to the Borrower for cancellation the warrants (the "WARRANTS") issued by the Borrower to such Approving Lender as a condition to the effectiveness of the First Amendment. Furthermore, each Approving Lender agrees that it will not exercise its Warrants before the Revolving Loan Maturity Date.

       SECTION 4. RATIFICATION. Except as expressly amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect. None of the rights, title and interests existing and to exist under the Loan Agreement are hereby released, diminished or impaired, and the Borrower hereby reaffirms all covenants, representations and warranties in the Loan Agreement.

       SECTION 5. RELEASE; INDEMNITY. The Borrower hereby releases, acquits and forever discharges, to the maximum extent not prohibited by applicable law, each Lender, the Agent and their respective agents (including but not limited to Locke Liddell & Sapp LLP; Andrews & Kurth LLP; PricewaterhouseCoopers LLP and their respective partners and employees), successors, assigns, trustees, receivers, shareholders, subsidiaries, directors, officers and employees (in each case whether in their individual capacities or in their capacities as representatives; collectively, the "INDEMNIFIED PERSONS") from and waives and relinquishes any and all demands, claims, actions, suits, controversies, damages, costs, expenses and causes of action whatsoever, in law, equity or otherwise, known or unknown, suspected or unsuspected, which the Borrower ever had, now has or hereafter can, shall or may have against any Indemnified Person by reason of, or in connection with, arising out of or based in any way on any one or more actions or inactions taken during the course of the negotiation, documentation, performance and enforcement of the Loan Documents, in each case through the date hereof, whether arising under tort, contract or otherwise, and including, without limitation, claims, actions, suits, controversies, damages or causes of action, sounding and arising out of breach of contract, fraud, mistake, deceit, breach of obligation of good faith or fair dealing, lender liability, usury, duress, coercion, control, overreaching, disparate bargaining position, reliance, equitable subordination, material misrepresentation, failure to disclose, detrimental reliance, promissory estoppel, interference with business management or relationships, waiver, laches, breach of fiduciary duty, negligence, fraudulent transfer, any theory of liability as partners or joint venturers and deceptive trade practices; but this release shall not affect, diminish or impair the obligations of the Lenders and the Agent under the Loan Documents. The release contained in the immediately preceding sentence shall survive the termination of the Loan Agreement. The Borrower indemnifies and agrees to defend and hold the Indemnified Persons harmless from and against any and all loss, liability, obligations, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys' fees and amounts paid in settlement) to which any Indemnified Person may become subject by reason of, or in connection with, any claim released or purported to be released by the Borrower in this Section, WHETHER BY ALLEGED OR ACTUAL NEGLIGENCE OF SUCH INDEMNIFIED PERSON OR OTHERWISE, except and to the extent caused by the gross negligence or willful misconduct of such Indemnified Person; this indemnity shall terminate upon the termination of the Loan Agreement. This
Section is in addition to, and does not supersede or amend, any similar provision contained in the Loan Documents.

       SECTION 6. AMENDMENT FEE; EXPENSES. The Borrower shall pay to the Agent
(a) an amendment fee of $150,000 in consideration for the execution and delivery of this Amendment, such fee to be (1) shared among the Lenders in accordance with their respective Revolving Loan Commitment Percentages; (2) due and payable contemporaneously with the execution and delivery of this Amendment, and (3) paid as a condition precedent to the effectiveness of this Amendment, and (b) all reasonable fees and expenses of Agent's legal counsel (pursuant to Section
11.3 of the Loan Agreement) incurred in connection with the execution of this Amendment.

       SECTION 7. CERTIFICATIONS. The Borrower hereby certifies that (a) no material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower has occurred since December 31, 1998 and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing (other than breaches of covenants which have been waived or suspended by operation of SECTION 2 of this Amendment) or will occur as a result of this Amendment.

       SECTION 8. MISCELLANEOUS. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by the required parties; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

      THE LOAN DOCUMENTS (INCLUDING THIS AMENDMENT) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

                                    INNOVATIVE VALVE TECHNOLOGIES, INC.,
                                    a Delaware corporation


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    CHASE BANK OF TEXAS,  NATIONAL
                                    ASSOCIATION, as Agent and as a Lender


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    WELLS FARGO BANK (TEXAS), NATIONAL
                                    ASSOCIATION


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                  BANK OF AMERICA, NA,
                                  formerly known as Bank of America Texas, N.A.


                                  By:_______________________________________
                                  Name:_____________________________________
                                  Title:____________________________________

                                    COMERICA BANK-TEXAS


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    NATIONAL CITY BANK OF KENTUCKY


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

      The undersigned hereby join in this Amendment to evidence their consent to execution by Borrower of this Amendment, to confirm that each Loan Document now or previously executed by the undersigned applies and shall continue to apply to the Loan Agreement, as amended hereby, to acknowledge that without such consent and confirmation, Lender would not execute this Amendment and to join in the notice pursuant to Tex. Bus. & Comm. Code ss.26.02 set forth above.

                                    EACH OF THE SUBSIDIARIES OF
                                    INNOVATIVE  VALVE TECHNOLOGIES, INC.



                                    By:_______________________________________
                                          Douglas R. Harrington, Jr.,
                                          Vice President

                           BORROWING BASE CERTIFICATE

      The undersigned hereby certifies that he is the __________________________________ of INNOVATIVE VALVE TECHNOLOGIES, INC., a
Delaware corporation (the "BORROWER"), and that as such he is authorized to execute this Borrowing Base Certificate on behalf of the Borrower pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "AGREEMENT") dated as of July 7, 1998, by and among the Borrower, Chase Bank of Texas, National Association, as Agent, and the Lenders therein named. The undersigned further certifies, represents and warrants that to his knowledge, after due inquiry, that SCHEDULE 1 attached hereto has been duly completed and is true and correct in all material respects.

      Dated ________________, _______.




                                    _____________________________________
                                    [SIGNATURE OF AUTHORIZED OFFICER]

                                    EXHIBIT J

                             Borrowing Base Certificate
                             Dated ________________


Gross Accounts Receivable                      ______________
  as of the date above
Less:
      Over 90 days old                        (_____________)
      Foreign                                 (_____________)

Total Eligible A/R                             ______________
Advance Rate                                         80%
A/R Borrowing Amount                                               _____________

Base WIP as of                                 ______________
   Most Recent Financial Statement Date
Direct labor hours since
  Most Recent Financial Statement Date         ______________
                                                    4.17
Increase to WIP                                ______________
Additions to Eligible Accounts since
  Most Recent Financial Statement Date         ______________
                                                    70.5%
Decrease to WIP                               (______________)
WIP
                                                ____________
Advance Rate                                        80%
WIP Borrowing Amount
                                                                   ____________

Gross Inventory as of                           ______________
  Most Recent Financial Statement Date
Less:
      Foreign                                  (______________)
      Costs in excess of Billings (WIP)        (______________)
Total Eligible Inventory                        _______________
Advance Rate                                        50%
Inventory Borrowing Amount                                        ______________

Add or Subtract: Allowed Over/(under) Advance                     ______________

Add: Allowed Stationary Balance                                   ______________

Total Borrowing Base                                              ______________
Total Outstanding including L/C's                                 (____________)
Availability/(required paydown)                                   ______________


SCHEDULE 1